                              PARTNERSHIP AGREEMENT
                     STARWOOD AMPHITHEATER OPERATING COMPANY

      THIS AGREEMENT made and entered into this 23 day of February, 1986, by and between BELZ INVESTMENT COMPANY, INC., a Tennessee corporation organized under the laws of the State of Tennessee, and MARTIN S. BELZ, both of the preceeding hereinafter referred to as "Belz", and PACE PRODUCTIONS, INC., a corporation organized under the laws of the State of Texas, hereinafter referred to as "Pace", as the Original Partners, each hereinafter referred to individually as "Partner" or collectively as "Partners".

      WITNESSETH:

      WHEREAS, Belz and Pace desire to form a partnership for the specific purposes and upon the specific terms hereinafter set out;

      NOW, THEREFORE, for and in consideration of the premises and their mutual covenants and agreements contained herein the parties do agree as follows:

                                    Article I
                            Formation of Partnership

Section 1.01 - Formation of Partnership

      (a) Belz and Pace hereby enter into and form a partnership (the "Partnership") for the limited purpose and scope set forth herein, which shall be known as STARWOOD AMPHITHEATER OPERATING COMPANY.

      (b) Except as expressly provided for herein to the contrary, the rights and obligations of the Partners and the administration of the Partnership shall be governed by the Tennessee Uniform Partnership Act.

      (c) A Partner's interest in the Partnership shall be personal property for all purposes. All real and other property owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property.

      (d) No Partner shall be liable for any obligations incurred by the other Partners whether incurred before or after the execution of this Agreement, except obligations incurred by the Partnership pursuant to the terms of this Agreement. Each Partner hereby indemnifies the other and agrees to hold the others harmless from all such excluded obligations.

Section 1.02 - Purposes and Scope of the Partnership

      The business of the Partnership shall be limited strictly to the development and management of an outdoor Amphitheater and entertainment facility to be constructed in Davidson County, Tennessee (hereinafter the "Project") and in connection therewith the Partnership may purchase, lease, or otherwise acquire, hold, own, manage, operate, mortgage, sell, convey, exchange, develop, improve, option, lease, sublease, subdivide, or otherwise dispose of real estate and related personal property, of every class and description (including without limitation interests in other corporations, partnerships, joint ventures, associations and syndicates involved in said activities), and any said estate or interest therein, including leaseholds, for any term, in any of the states, districts, territories, or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony, or country and the operation and management thereof for the production of income and profit, including the payment of all ad valorem taxes, assessments, and other impositions thereon, preparing detailed plans for the development thereof, the construction of buildings and other improvements, and such other activities ordinarily included in the operation and management of outdoor Amphitheaters and entertainment facilities for the production of income and profit, and shall not be extended by implication or otherwise except by the written agreement of the Partners. Except as otherwise expressly and specifically provided in this Agreement, no Partner shall have any authority to act for or to assume any obligation or responsibility on behalf of any other Partner or the Partnership.

Section 1.03 - Name of Partnership

      The sole business and affairs of the Partnership shall be conducted solely under the name of Starwood Amphitheater Operating Company and such name shall be used at all times in connection with the Partnership business and affairs.

Section 1.04 - Scope of Partner's Authority

      Except as otherwise expressly and specifically provided in this Agreement, no Partner shall have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Partner or the Partnership.

Section 1.05 - Principal Place of Business

      The principal place of business of the Partnership shall be:

            5118 Park Avenue
            Memphis, Tennessee 38117

                                   Article II
                            Management of Partnership

Section 2.01 - Managing General Partner

      Pace Productions, Inc. (the Managing General Partner) shall act as the Managing General Partner of the Partnership subject to and in accordance with the terms of this Agreement.

Section 2.02 - Duties of Managing General Partner

      (a) The Managing General Partner at the expense of, and on behalf of, the Partnership, shall in good faith use its best efforts to (i) implement or cause to be implemented all Major Decisions approved by the Executive Committee and
(ii) to conduct or cause to be conducted the day-to-day business and affairs of the Partnership in accordance with, and as limited by, this Agreement, including the following:

      1.    Protect and preserve the assets owned by the Partnership;

      2. Render for taxation and pay all ad valorem taxes, assessments, and other impositions applicable to the property owned by the Partnership;

      3. Negotiate and when approved by the Executive Committee, enter into and supervise the performance of contracts covering the construction of improvements;

      4. Determine the type and limits of fidelity bonds obtained on various employees of the Partnership;

      5.    Keep all books of account and other records of the Partnership;

      6. Retain or employ and coordinate the services of all employees and other persons necessary or appropriate to carry out the business of the Partnership;

      7. To the extent that funds from the Partnership are available therefor, pay all debts and other obligations of the Partnership, including all amounts due under financing of improvements, if applicable, or other loans to the Partnership and costs of operation and maintenance of the improvements therefore;

      8. Maintain all funds of the Partnership held by Executive Committee in a Partnership account in a bank or banks approved by the Partners;

      9. The Managing General Partner shall cause to be prepared and furnished to each Partner promptly after the close of each calendar month, and unaudited statement, certified by the Managing General Partner to be true and correct to the best of its knowledge and belief, showing the operation of the Partnership for such month, the unpaid balance due of all obligations of the Partnership, and all other information reasonably requested by the Partners. The Managing General Partner shall cause to be prepared and furnished to the Partners, promptly after the close of each calendar year, all information necessary for which a balance sheet of the Partnership dated as of the end of the calendar year, and a related statement of income or loss for such calendar year may be prepared. The Managing General Partner shall also cause to be prepared and filed all applicable partnership tax returns.

      10. Make distributions periodically to the Partners, in accordance with the provisions of this Agreement;


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      11.   Perform other normal business functions and otherwise operate and manage the day to day business and affairs of the Partnership in accordance with, and as limited by, this Agreement;

      12. Purchase contracts of liability, casualty or other insurance for the protection of the Partnership the limits of which shall be approved by the Executive Committee; and

      13. Perform other obligations as directed by the Partners and as provided elsewhere in this Agreement to be performed by the Managing General Partner.

      (b) The Managing General Partner shall be obligated to perform its responsibilities and obligations hereunder only to the extent that funds of the Partnership are available therefore.

Section 2.03 - Executive Committee

      (a) Disposition of all Major Decisions of the Partnership shall be vested in an Executive Committee comprised of two (2) groups with Belz as one group and Pace as a group, each respective group being entitled to one (1) vote upon any matter required to be approved by the Executive Committee. All Major Decisions with respect to the overall management and control of the Executive Committee shall be made and agreed to by the Partners and shall be binding on the Partnership and all Partners. The Executive Committee shall at all times consist of 2 members, one to be appointed by each Group. Any member of the Executive Committee may be removed and replaced at any time by the respective Group that appointed such member upon written notice of such removal and replacement to the other Managers. Initially, and until replaced as above, the members for the Executive Committee shall be:

            For Pace:         Allen J. Becker
                              4543 Post Oak Place Dr.
                              Suite 200
                              Houston, TX 77027

            For Belz:         Jack A. Belz
                              5118 Park Avenue
                              Memphis, TN 38117

      In the event of the death, resignation, or removal of any member of the Executive Committee, the Partner who appointed such member shall have ten (10) days within which to appoint a successor member. The Executive Committee, at its first meeting, shall establish a regular meeting time and place and may also meet upon ten days' (10) written notice from one Partner to the other Partners. The Executive Committee shall designate one of its members to serve as Secretary and it shall be the responsibility of the Secretary to keep the minutes of meetings and of decisions made pursuant to written approvals and shall timely furnish copies to all Partners. Except as may otherwise be permitted under this Agreement or other Agreements approved by the Executive Committee, no action of the Partnership shall be effective or binding upon the Partnership or any of its Partners without the vote of both members of the Executive Committee. The Executive Committee may act without a meeting if action taken is approved in writing prior to the taking of such action by the members necessary to take such action at a meeting.

      (b) No act shall be taken or sum expended or obligation incurred by the Partnership, Executive Committee, or any Partner with respect to a matter within the scope of any of the major decisions ("Major Decisions") affecting the Partnership, as defined below, unless the Major Decisions have been approved unanimously by the members of the Executive Committee. The Major Decisions shall be the following:

      1.    Purchase of real property;

      2. General architectural considerations with respect to the improvement of the real property owned, leased or acquired by the Partnership;

      3. Determining whether or not distribution should be made to the Partners, as provided by Section 5.03 herein;

      4.    Financing obtained by the Partnership;


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      5.    Sale, leasing, mortgaging or the placing of any other encumbrance upon any real property owned or leased by the Partnership;

      6. All decisions relative to the use and development of the real property owned or acquired by the Partnership;

      7. Applications for zoning or other arrangements involving the use or development of the property owned or acquired by the Partnership;

      8. The contracting for the construction of any improvements on Partnership property involving an expenditure of more than $10,000.00;

      9. Terminating or modifying (i) any lease or (ii) any other contract excluding contracts between the Partnership and entertainers or performing artists for personal services at the Project which shall be performed in eight days or less;

      10.   Approving each Budget pursuant to Section 2.04 herein;

      11. Making any expenditure or incurring a sum in excess of $10,000.00 for the transaction or group of similar transactions, provided, however that this provision shall not apply to contracts with entertainers or performing artists which are included in the Budget and shall be performed in eight days or less;

      12. Determination of the maximum and minimum working capital requirements of the Partnership;

      13. The adjustment, compromise or settlement of any claim, objection, debt, demand, suit or judgment against the Partnership in excess of $10,000.00;

      14. Any Agreement, Contract, Lease or other arrangement whether written or oral with any Partner or any affiliate of a Partner. For the purpose of this paragraph, Affiliate shall include relatives or family members of a Partner as well as any entity controlled by a Partner, or in which a Partner has an equity involvement and shall include entities related to a Partner;

      It is agreed that the exceptions to 2.03 (b) 9 and 11 are for the purpose of enabling the Managing Partner to implement the day to day operation of the Project by contracting with performing artists and entertainers. It is the intention of the Partners, however, to consult on a regular, periodic basis relative to the type of entertainment to be presented at the Project and general financial parameters relative thereto. The Managing Partner shall submit for the approval of the Executive Committee annually, with the Budget provided for in
Section 2.04 hereinbelow, a proposed list of artists and entertainers with whom it intends to contract during the following year. This listing shall be updated quarterly and the Managing Partner shall use best efforts not contract with or employ any artists or entertainers which are objectionable to a member of the Executive Committee.

Section 2.04 - Budgets

      Not less often than once each fiscal year, the Managing General Partner shall prepare and submit to the Executive Committee for its consideration a budget ("Budget") setting forth the estimated receipts and expenditures (capital, operating and other) of the Partnership for the period covered by the Budget. When approved by the Executive Committee, the Managing General Partner shall use its best efforts to implement the Budget and shall be authorized without the need for further approval by the Executive Committee to make the expenditures and incur the obligations only to the extent as is provided for in the Budget.

Section 2.05 - Compensation of the Partners

      Except as may be expressly provided for herein or hereafter approved by the Partners, no payment will be made by the Partnership to any Partner for the services of such Partner or any representative or employee of any Partner nor shall any Partner receive or retain directly or indirectly any fees for their services in development, planning, marketing, promotion and operation of the Project. The Partners agree to devote an appropriate portion of their time and efforts toward the planning, development, marketing and operation of the Project. Partners may be reimbursed for their verified out of pocket expenses


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incurred in furtherance of the Project provided such expenses are set forth in the Annual Budget.

Section 2.06 - Contracts with Related Parties

      The Partnership shall not enter into any contract, agreement, lease, or other arrangement for the furnishing to or by the Partnership of goods, services or space or payment of commission to any party or entity related to or affiliated with any Partner, or with respect to which any Partner or party or entity related to or affiliated with any Partner has a direct or indirect ownership or control unless such contract, agreement, lease or other arrangement has been approved unanimously by the Executive Committee. There shall be no disproportionate charges to the Project for any joint services or similar contracts involving other sites managed or owned by a Partner.

Section 2.07 - Consents and Approval

      In any instance under this Agreement in which the consent or approval of a Partner to any proposed action is required, such consent or approval shall be deemed to have been given unless written objection to such proposed action, stating the grounds therefor with particularity, is sent by such objecting Partner to the other Partner within seven days after receipt of a written request for such consent or approval.

                                   Article III
                    Transfer Of Property Or Partner Interests

Section 3.01 - Sale, Assignment, Transfer of Other Disposition

      (a) Except as provided in this Article III hereof, no Partner may sell, transfer, assign or otherwise dispose of, or mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of its interest in the Partnership unless approved by the Partners and any attempt to so transfer or encumber any such interest shall be void.

      (b) The interest of any Partner in the Partnership may be sold, transferred, assigned, pledged, encumbered, hypothecated or conveyed upon the following conditions:

      (1) A Partner may sell, transfer or encumber any part of his/its interest in the Partnership to one or more Partners; provided, however, each other Partner shall have the primary right to purchase that portion of the transferred Partnership interest, computed by the proportion which such Partner's percentage interest bears to the percentage interest of all the other Partners (excluding the percentage interest of the Partner desiring to transfer part of his/its interest) and also a secondary right to purchase any remaining percentage not purchased by the other Partners.

      (2) A Partner may transfer all or any portion of his/its interest in the Partnership by will, or intestacy, to the decedent's heirs, devisees, administrators or executors, provided that any such devisees, heirs, administrators or executors shall hold such interest subject to all the terms and provisions of this Agreement.

      (3) Belz shall be permitted to transfer all or a part of its interest to other members of the Belz family, or entities of which controlling interest are owned by such member, i.e., from descendants of Philip Belz or their spouses, without the consent of the other Partner(s) provided the other Partner(s) are notified at least ten (10) days prior to such transfer.

      (4) Pace shall be permitted to transfer all or a part of its interest to entities of which a controlling interest is owned by Allen J. Becker or Sidney Shlenker (or to members of their immediate families or their spouses, provided that either Allen Becker or Sidney Shlenker continues to be the managing partner or chief executive officer of the assignee) without the consent of the other Partner(s) provided the other partner(s) are notified at least ten (10) days prior to such transfer.

      (5) A Partner may sell, transfer, assign, pledge, encumber, hypothe-


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      cate or convey all or any part of his interest in the Partnership upon the written approval of the Partners.

Notwithstanding the foregoing, none of the Partners may, without the consent of all the Partners, assign its interest in the Partnership if such proposed assignment, when considered with any other assignment of Partnership interest during the twelve (12) month period ending on the date of such proposed assignment, would cause the termination of the Partnership for federal tax purposes.

Section 3.02 - Right of Sale and First Refusal

      (a) If any Partner (hereinafter called the "Selling Party") shall desire to sell (any type of disposition including any transfer or encumbrance is hereinafter included in the term "sell" or "sale") all or any portion of its interest in the Partnership to a person or party in a transaction other than as may be provided for herein, the Selling Party may consummate such sale only if it has complied with the following provisions and conditions:

      (1) The Selling Party shall deliver to the other Partners, within seven
      (7) days of the execution thereof, an executed copy of a bona-fide written contract with an individual, partnership, firm or corporation. Such contract shall be unassignable; provide for a closing not less than thirty (30) or more than one hundred twenty (120) days from the date of the contract; be accompanied by a good certified or bank cashier's check for not less than five percent (5%) of the purchase price (which check shall on request of any Partner be placed in escrow until the closing); provide for a consideration of the balance of the purchase price to be paid in cash (all or a portion of which may be represented by a purchase money mortgage) only, and also be accompanied by a statement, in reasonable detail, or the personal and financial information relating to the prospective purchaser. The executed copy of the contract, a copy of the check, and the statement, shall be accompanied by a request by the Selling Party to approve such sale or to purchase the Selling Party's interest in the Partnership as provided in the Contract;

      (2) The other Partners shall have the right either (1) to allow the Selling Party to sell its interest in the Partnership as called for in the contract, or (ii) to purchase the interest of the Selling Party in the Partnership as specified in the contract equal to the proportionate interest of each Partner in the Partnership at the price contained in the contract and on the other terms and conditions of such contract (except that the other Partners may pay the entire purchase price in cash at the closing). Should any of the other Partners elect not to purchase its pro rata portion of such interest, the remaining Partners may purchase any such portion, provided however, unless all of the interest of the Selling Party is purchased by the other Partners, the other Partners shall be deemed to have allowed the proposed sale; and

      (3) The other Partners shall have a period of fifteen (15) days after the service of the Selling Party's notice specified in subparagraph (1) above to serve upon the Selling Party a notice which shall specify whether such Partners shall approve the sale to the prospective purchaser, or whether such Partners shall purchase the interest of the Selling Party specified in the contract as provided above. If the other Partners fail to respond within such time or fail to agree within such time to purchase the interest of the Selling Party specified in the contract, they shall, if necessary, execute, acknowledge and deliver such documents, or cause the same to be done, as shall be required to effectuate the sale of such interest in accordance with such contract.

      Any closing in respect to the sale of the Selling Party's interest in the Partnership shall be held at the time and place specified in the bona-fide contract, or as specified by the purchasing Partners, as the case may be, but in any event within ninety (90) days after the notice sent to the Partners by the Selling Party. If said sale to a third party is not completed within said ninety (90) day period, the Selling Party must again submit the contract (or any new contract) to


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      the other Partners, and the other Partners shall have all of the right provided in this Article 3.02.

      (b) If the Selling Party has agreed to pay any commission or fee to any agent or broker by reason of the sale or proposed sale under this Section, the Selling Party shall cause said agent or broker to deliver to Selling Party a certification by the agent or broker as to the identity of all parties who will share such commission and the respective amounts to be shared. A true and correct copy of the certification shall also accompany the copy of the bona fide contract. To the extent that the certification discloses that the broker or agent will share any part of the commission or fee with the proposed purchaser, then to the extent permitted by law, the broker shall be required to share the commission to the same extent with the other Partners. However, in no event shall the Partnership or the other Partners be required to pay any commission or fees to any broker or agent.

      (c) In the event that the proposed sale is completed pursuant to such contract, the new Partner shall be a Partner under the terms and provisions of this Agreement together with all of the rights, duties and obligations pertaining thereto including the right and restrictions contained in this Section with respect to further sale, however, no such new Partner shall possess any rights of management and, in addition, no party shall become such a new Partner if there has been any change in the identity of the proposed new Partner, or any substantial change in the terms and conditions of the bona fide contract or sale unless approved by the Partners.

Section 3.03 - No Right to Partition

      No partner shall have the right to partition any property of the partnership during the term of this Agreement nor shall any partner make application to any court or authority having jurisdiction in the matter or commence or prosecute any action or proceeding for partition or the sale thereof, and upon any breach of the provisions of this paragraph by any partner, the others, in addition to all rights and remedies in law and in equity they may have, shall be entitled to a decree or order restraining and enjoining such application, action or proceeding.

                                   Article IV
                                     Finance

Section 4.01 - Initial Contributions

      The initial contributions and interests of the Partners are as follows:

                                                       Cash
                                                   Contribution

            As to Belz Investment Company, Inc.     $ 9,400.00
            As to Martin S. Belz                        600.00
            As to Pace:                             $10,000.00

      Belz and Pace shall contribute to the Partnership good, marketable and insurable fee simple title to acres of real property more particularly described on Exhibit "A" hereto at a stated and agreed net value to be reflected in its capital account which is based on a value of $15,000 per acre.

Section 4.02 - Additional Contributions

      (a) If, from time to time, the aggregate of the Partnership net income and the sums contributed to the Partnership, pursuant to Section 4.01 hereof, are not adequate to finance the (i) cost of any property acquisition, development or any improvements, (ii) operating deficits, and (iii) other sums of money required to be expended in connection with the business and affairs of the Partnership, then from time to time, as required by the vote of the Executive Committee, the Partners, in their respective Ownership Percentage, shall contribute to the Partnership such additional capital as may be required to finance the expenditures referred to in subsections (i) through (iii) of Section
4.02. The amounts so contributed shall be credited to the Partners' respective capital accounts. The need for additional capital, the amount of


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additional capital required and the time for contribution of such additional capital shall be determined from time to time by the Executive Committee and written notice thereof shall be given to all Partners at least thirty (30) days prior to the time payments are required. Each Partner shall, within the time prescribed by the Executive Committee, contribute such amount of additional capital as his then current Ownership Percentage bears to the total additional capital then being contributed by all Partners.

      (b) In the absence of Executive Committee requirement, as aforesaid, the Partners shall make additional capital contributions (the "Additional Contributions") to the Partnership in proportion to their Percentage Interests after written notice from any Partner to the other Partners of the total amount of capital contribution which is required in order for the Partnership to have at least Ten Thousand Dollars ($10,000.00) in cash on hand for general working capital or for the Partnership to make any payment required to cure or prevent default under any obligation of the Partnership (provided said obligation was incurred with approval of the Executive Committee) or any payment to prevent execution on any judgment obtained against the Partnership or any property of the Partnership provided the property was acquired with approval of the Executive Committee. Within ten (10) days after receipt of notice from any Partner pursuant to Section 8.01 for a call for Additional Contributions or a decision is reached pursuant to this Article for Additional Contributions, each Partner agrees to contribute to the Partnership an amount equal to the product of his Percentage Interest (in effect at the time of such notice) multiplied by the aggregate amount of such Additional Contribution required by the Partnership. Each Partner shall be personally liable to the Partnership for his share of the Additional Contribution. The amounts so contributed shall be credited to the Partners' respective capital accounts.

      (c) No interest shall accrue to be paid on any capital contributions to capital made by any Partner.

      (d) In the event a Partner ("Non-Contributing Partner") does not contribute his entire pro-rata share of additional capital as is required by this Section, such of the other Partners as shall have contributed their pro-rata share of such additional capital, may, on a pro rata basis, contribute such Non-Contributing Partners uncontributed amount of additional capital. In such an event, the contributing Partner or Partners may by reason of their extra contribution, acquire a portion of the Non-Contributing Partner's interest in the Partnership which portion shall be that portion required to cause each Partner's interest in the Partnership to be in precise proportion to each Partner's total contribution to the Capital of the Partnership (including the initial contribution to the capital of the Partnership). The failure of a Partner to contribute such additional sums of money shall be considered a default only in event the other Partners shall fail or refuse to contribute such Non-Contributing Partner's share of additional capital as hereinabove set forth.

      (e) Any advances of money to the Partnership by any Partner in excess of its agreed capital contribution may at the option of the Partner so advancing the funds be deemed a loan to the Partnership by said Partner, to be repaid by the Partnership on a bear interest, at the same rate as the prime rate as set by First Tennessee Bank, for 12 months. If said loan is not repaid to the Partner by the Partnership within a period of 12 months then such sum shall cease to be a loan and shall immediately become a capital contribution by said Partner to the said Partner's capital account and the provision of Article Four (b) shall be applicable.

      (f) The Partnership shall endeavor to obtain the most favorable financing arrangements for improvements to be constructed by the Partnership, including non-recourse financing when available. To the extent that guarantees of indebtedness may be required in connection with financing of improvements, such guarantees shall be in proportion to the Partnership interests of the individual Partners and not joint and several guarantees unless otherwise agreed by the Executive Committee.


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                                    Article V
                          Accounting and Distributions

Section 5.01 - Ownership of Partnership

      The Partnership shall be owned initially by the Partners in the percentage interest (hereinafter referred to as "Ownership Percentage") set forth opposite each of their names below, to wit:

                                                Ownership
                                                Percentage
                                                ----------
      PACE PRODUCTIONS, INC.                        50
      MARTIN S. BELZ                                 3
      BELZ INVESTMENT COMPANY, INC.                 47

Section 5.02 - Tax Status, Allocations, and Reports

      (a) Any provision hereof to the contrary notwithstanding, solely for the United States federal income taxes purposes, each of the Partners hereby recognizes that the Partnership will be subject to all provisions of subchapter K of chapter 1 of subtitle A of the United States Internal Revenue Code of 1954; provided, however, the filing of a U. S. Partnership Return of Income shall not be construed to extend the purposes of the Partnership or expand the obligations of the Partners. At the request of any Partner, the Partnership shall file an election under Section 754 of the United States Internal Revenue Code of 1954.

All of the partners shall share in the property and capital of the Partnership in the proportions set forth in Section 5.01, opposite their respective names, and subject to the terms and conditions hereinafter provided, each class or item of income, gain, loss, deduction, or credit of the Partnership shall be allocated in the proportions set forth in Section 5.01 and all available cash, irrespective of how realized, shall be distributed as provided in Section 5.03.

      (b) The Managing General Partner shall prepare or cause to be prepared all tax returns and statements, if any, which must be filed on behalf of the Partnership with any taxing authority, and shall submit such returns and statements to all of the Partners for their approval prior to filing, and upon approval thereof by all the Partners, make timely filing thereof.

      (c) For accounting and federal and state income tax purposes, except as herein and otherwise specifically provided, all income, deductions, credits, gains and losses of the Partnership shall be allocated to the Partners in the Ownership Percentage, provided, however, if the computation of the amount of any such item uses a basis of property transferred to the Partnership by a Partner different from the tax basis of such property the difference between such amount and the amount of such item computed by using the tax basis of such property shall be allocated for tax purposes to the Partner transferring such property to the Partnership. Any item which is stipulated to be an expense of the Partnership under the terms of this Agreement or which would be so treated in accordance with generally accepted accounting principles shall be treated as an expense of the Partnership for all purposes hereunder, whether or not such item is deductible for purposes of computing net income for federal income tax purposes.

Section 5.03 - Distribution to the Partners

      (a) At the end of each calendar quarter, the Executive Committee shall determine reasonable working capital requirements of the Partnership to service the debt and other obligations of the partnership. The terms "Distributable Funds" shall mean the amount by which the total of the cash owned by the Partnership from time to time is in excess of the sum of the reasonable working capital requirements of the Partnership, and the outstanding loans by the Partners to the Partnership.

      (b) Within 90 days after the end of each twelve month period for which it has been determined pursuant to Section 5.03 (a) hereof that Distributable Funds exist, such Distributable Funds shall be distributed to the Partners in their respective Ownership Percentage, without regard to the Partner's capital account, except as provided in 5.03(c) hereinbelow.

      (c) In the event that the Partners agree to sell, finance or refinance all or any portion or any interest in the property of the Partnership, then in such event, the net proceeds of such sale or excess proceeds of financing or refinancing (except for the part thereof required to be paid to any mortgagees or third party creditors) shall be distributed first to reduce the outstanding loans (principal and interest) made by the Partners to the Partnership pursuant to Section 4.02 and only thereafter to reduce the capital accounts to levels proportionate to the Partners respective percentage interests in the Partnership and, if funds are available, to the Partners in accordance with their percentage interests.

Section 5.04 - Accounting

      (a) The fiscal year of the Partnership shall end on the last day of December.

      (b) The books of the Partnership shall be kept and maintained by the Managing Partner at all times at the place or places approved by the Partners. The books of account shall be maintained on an accrual basis in accordance with generally accepted accounting principles, consistently applied and shall show all items of income and expense, with tax matters to be determined by the Managing Partner.

      (c) The Managing General Partner, at the expense of the Partnership, shall prepare or cause to be prepared and furnish to each of the Partners promptly after the close of each calendar with an unaudited statement, certified by the Managing Partner to be true and correct to the best of its knowledge and belief, showing the operation of the Partnership for such month, the balance in each Partner's capital account, the unpaid balance due under all obligations of the Partnership, and all other information reasonably requested by any Partner. The Managing General Partner shall cause to be prepared and furnished, at the expense of the Partnership, to the Partners promptly after the close of each fiscal year, a balance sheet of the Partnership dated as of the end of the fiscal year, a related statement of income or loss for the Partnership for such fiscal year; and the same information for the fiscal year as is required to be included in the aforesaid monthly reports, all of which shall be prepared in the customary manner by an independent public accountant appointed by the Executive Committee.

      (d) Each Partner shall have the right at all reasonable times during usual business hours to audit, examine and make copies of, or extracts from, the books of account and other corporate records of the Partnership. Such right may be exercised through any agent or employee of such Partner designated, in writing, by it or by an independent public accountant, designated, in writing, by such Partner. Each Partner shall bear all expenses incurred in any examination made by such Partner.

Section 5.05 - Gain or Loss or Disposition of Property Contributed by Partner.

      If property which was contributed by an partner is sold and a taxable gain or loss is realized thereon, such taxable gain or loss shall be allocated solely to that partner to the extent of the difference between the agreed value of such property at the time that it was contributed to the partnership and the tax basis of such property at said time. Any additional gain or any loss realized upon sale or other disposition of the property shall be allocated to all partners in accordance with their ownership percentage.

                                   Article VI
                              Term and Termination

Section 6.01 - Term

      The Partnership shall be in effect for a term beginning on the date hereof and shall continue until the earlier of September 1, 2064 or such time as it is terminated and liquidated in accordance with the provisions hereof. All provisions of this agreement relative to termination and liquidation shall be cumulative; that is, the exercise or use of one of the provisions hereof shall not preclude the exercise or use of any other provisions hereof.

Section 6.02 - Automatic Termination

      (a) If any of the following events shall occur, namely:

      (1) If any Partner shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future United States Bankruptcy Code or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator of said Partner or of all or any substantial part of its properties or its interest in the Partnership (the term "acquiesce" includes, but is not limited to, failure to file a petition or motion to vacate or discharge any order, judgement, or decree providing for such appointment within ten days after the appointment); or

      (2) If a court of competent jurisdiction shall enter an order, judgement, or decree approving a petition filed against any Partner seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future Federal Bankruptcy Act, or any other present or future applicable federal, state or other statute, or law relating to bankruptcy, insolvency, or other relief for debtors, and said Partner shall acquiesce in the entry for such order, judgement, or decree (the term "acquiesce" includes, but is not limited to, the failure to file a petition or motion to vacate or discharge such order, judgement or decree within ten days after the entry of the order, judgement or decree), or such order, judgement, or decree shall remain unvacated and unstayed for an aggregate of 90 days (whether or not consecutive) from the date of entry thereof or any trustee, receiver, conservator, or liquidator of said Partner or of all or any substantial part of its property or its interest in the Partnership shall be appointed without the consent or acquiescence of said Partner and such appointments shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive); or

      (3) Any Partner shall admit in writing its inability to pay its debts as they mature; or

      (4) Any Partner shall give notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of its operation; or

      (5) Any Partner shall make an assignment for the benefit of creditors or take any similar action for the protection or benefit of creditors; or

      (6) Any Partner shall cause the partnership to be dissolved by reason of any "cause of dissolution" as defined in the Tennessee Uniform Partnership Act;

      (7) Any Partner shall cease to be a Partner immediately upon adjudication of incompetency or insanity and the Partnership shall terminate.

      (8) Upon dissolution or liquidation of a Corporate Partner, the Partnership shall terminate.

      Then and in any such event but except as provided in Section 6.02(b) hereof, the Partnership shall terminate automatically, and any Partner causing such termination shall be deemed to be the "Withdrawing Party", as of the date of occurrence of the respective event of termination.

      (b) Notwithstanding the preceding, the Partner(s) whose actions did not trigger any event of termination set forth in (1) through (6) hereinabove, may elect to continue the Partnership by providing written notice of its intention within thirty (30) days of the act which would otherwise have occasioned the automatic termination.

      (c) Death. In the event a Partner is an individual, upon the death of a Partner, his legal representative, or his heir of his Partnership interest if that interest shall be bequeathed to a specific heir, shall continue as a Partner in the Partnership or may sell the interest therein for the heir's benefit or the benefit of the deceased Partner's estate pursuant to Article III.

      The election to exercise the option to continue as a Partner shall be made within three (3) months of the death of a Partner by providing the surviving Partners with written notice of that intention. The election to continue shall substitute the heir or legal representative as a full Partner, with all rights, powers, and duties of a Partner, and the heir or legal representative shall acknowledge compliance in writing with the Partnership Agreement.

      An election not to continue as a Partner shall result in the sale of the deceased Partner's interest to the Partnership, and the purchase price shall be paid by the surviving Partners within forty-five (45) days after notice of that election.

6.03 - Liability of Partner on Withdrawal or Termination

      Subject to the provisions of Article 6.04 and the following paragraph, upon the termination of a Partner due to any of the events referred to in
Article 6.02 of this Agreement, its liability as a Partner shall cease as to any obligation not then accrued and the Partnership shall promptly take all steps reasonably necessary under the Act to cause such cessation of liability.

      Notwithstanding the provisions of the preceding paragraph, if the Partnership does not continue pursuant to the provisions of Article 6.02 (b) or 6.04(c), the liability of the terminated Partner shall continue for purposes of the winding up of the Partnership pursuant to Article 6.04(b) of this Agreement.

      The Partner as to whom the Event of Dissolution has occurred (such Partner being referred to as the "Withdrawing Partner") shall immediately cease to be a Partner and shall have no right to participate in the management and control of the Partnership, and the remaining Partner or Partners, as the case may be, may send such notices of the dissolution to such persons and entities as the remaining Partner or Partners, as the case may be.

      The remaining Partner or Partners, as the case may be, shall settle the business of the Partner as expeditiously as its nature will permit and account for the interests of the Partners. Such settlement procedure may include, but shall not be limited to, a purchase by the remaining Partner of the Distribution Percentage Interest of the Withdrawing Partner at a price determinated in accordance with an appraisal or appraisals of the interest of the Withdrawing Partner made by three generally recognized competent real estate appraisers in the area, one selected by each Partner and the third selected by the appraisers selected by the Partners, a public sale of all or any part of the assets of the Partnership, a winding up the Partnership, or, after causing the Partnership to convey the Property and improvements to the Partners (including the Withdrawing Partner) as tenants-in-common in accordance with the respective Distribution Percentage Interests, a petition to a court of appropriate jurisdiction requesting that such court supervise and approve a partitioning of the Property and Improvements.

      The prior written consent of the remaining Partner or Partners, as the case may be, shall be required prior to any consent to any administration of the Property and Improvements by any referee, trustee or court of bankruptcy.

      The remaining Partners shall have the right at all times to continue the business and affairs of the Partnership.

6.04 - Dissolution and Winding Up of the Partnership

      a. Dissolution of the Partnership.

      1. Except as otherwise provided in Article 6.02 and 6.03 of this Agreement, the termination of a Partner due to any of the events referred to in Article 6.02(a) of this Agreement shall cause a dissolution of the Partnership.

      2. The Partnership shall also be dissolved upon (i) the unanimous vote to do so of the Partners (ii) the expiration of the term of the Partnership, or (iii) the sale of the Property in its entirety.

      b. Winding up of the Partnership. Upon the dissolution of the Partnership, the Partners shall take full account of the Partnership's assets and liabilities and the assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order, unless otherwise required by the Act;

      1. To the payment and discharge of all of the Partnership's debts and liabilities to creditors and persons other than Partners;

      2. To the payment and discharge of all of the Partnership's debts and liabilities to the Partners other than on account of their Capital Contributions and share of the profits of the Partnership;

      3. To the Partners in liquidation of their capital accounts, all such distributions to be proportionate of their capital accounts immediately prior to such distributions;

      4. The balance, if any, to the Partners in proportion to their Partnership Percentage;

      Nothing contained in the Agreement shall prohibit the Partners from purchasing any assets of the Partnership upon dissolution.

      c. Continuation of Partnership upon Dissolution. Notwithstanding the withdrawal or termination of a Partner pursuant to Article XII or the dissolution of the Partnership due to the provisions of Article XIII(1a) or
Article XIII(1b) of this Agreement, the Partners may, within a period of three
(3) months after any of the listed events, by an affirmative vote of Partners, elect to continue the Partnership. Thereupon, the Partnership shall continue until the end of the term for which it is formed or until the occurrence of one of the listed events, in which event the Partners shall again elect whether to continue the Partnership. This Agreement shall be amended to reflect such continuation.

                                   ARTICLE VII
                                   Arbitration

      7.01 In the event the members of the Executive Committee are unable to agree upon a matter requiring the Executive Committee approval, any member of the Executive Committee may submit such matter for arbitration in accordance with terms of this Article. The initiating member shall notify the other members of the Executive Committee and in such notice shall designate the first arbitrator. Within five (5) days after the giving of such notice, the other member shall designate, in a written notice, the second arbitrator. If the party entitled to do so fails to timely designate the second arbitrator, the first arbitrator shall proceed to determine the matter of valuation at issue. If a second arbitrator is designated, the arbitrators shall meet within five (5) days after the designation of the second arbitrator and select a third arbitrator within five (5) days. A decision of the arbitrators so chosen shall be given within a period of fifteen (15) days after the appointment of the third arbitrator. A decision in which any two arbitrators shall have concurred shall be binding and conclusive on the parties hereto or if no two arbitrators concur, then the average of the two closest mathematical determinations shall constitute the decision of all three arbitrators and shall be similarly binding and conclusive as to the matters which are subject to mathematical resolution. If any arbitrator shall fail, refuse or become unable to act, a new arbitrator shall be appointed in his place following the same method as was originally followed with respect to the arbitrator to be replaced. The Partnership shall pay the fees and expenses of arbitration. All hearing and proceedings held and all investigations and actions taken by the arbitrators shall take place in Nashville, Tennessee. Any arbitrator designated to serve in accordance with the provisions of this Section 7.01 shall be qualified to appraise commercial real estate in the county and state where the property subject to the disagreement is located (or if the disagreement does not involve a particular jurisdiction in Tennessee) of the type described in this Partnership Agreement, shall be a member of the American Institute of Real Estate Appraisers or any successor association or body of comparable standing if such institute is not then in existence and shall have been actively engaged in the appraisal of similar real estate in Tennessee for a period of not less than five (5) years immediately preceding such arbitrator's appointment. Except as expressly provided for herein, no dispute or controversy shall be settled or determined by arbitration.

                                  Article VIII
                                     General

Section 8.01 - Notices

      All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing. All notices, demands and requests to be sent pursuant hereto shall be deemed to have been properly given or served by depositing the same in the United States mail, post paid and registered or certified with return receipt requested at the following addresses:

                               Mr. Allen J. Becker
                             Pace Productions, Inc.
                               4543 Post Oak Drive
                                    Suite 200
                                Houston, TX 77027

                               Mr. Martin S. Belz
                                 P.O. Box 171199
                                5118 Park Avenue
                                Memphis, TN 38117

                                Mr. Jack A. Belz
                          Belz Investment Company, Inc.
                                5118 Park Avenue
                                Memphis, TN 38117

      (b) All notices, demands, or requests shall be effective upon being deposited in the United States mail; however, the time period in which a response to any such notice, demands, or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand, or request by the addressee thereof.

      (c) By giving to the other party at least seven days' written notice thereof, the parties hereto and the respective successors and assigns shall have the right from time to time at any time during the time of this Agreement to change their respective addresses and each shall have the right to specify at its address any other address within the United States of America.

      (d) No assignee of any interest by an Partner shall be entitled to receive a notice independent of the notice sent to the Partner making such transfer. A notice sent or made to a Partner shall be deemed to have been sent and made to all assignees, if any, to such Partner.

      (e) All payments to be made pursuant hereto to any Partner shall be made at the address as provided herein for such Partner. All such payments shall be effective upon receipt.

Section 8.02 - Insurance

      (a) The Partnership shall carry and maintain in force such insurance as may be required, including, but not limited to, the following insurance, the premiums of which shall be a cost and expense to be borne by the Partnership;

      (i)   Workmen's Compensation

      (ii) Comprehensive general liability insurance on an "occurrence" basis for the benefit of the Partners as named insureds against claims for "personal injury", including without limitation, bodily injury, death, or property damage.

      (iii) Hazard insurance on physical improvements situated upon the Property.

The limits of liability and insurance coverages shall be approved by the Executive Committee.

Section 8.03 - Entire Agreement

      This Agreement contains the entire agreement between the parties hereto relative to its formation of this Partnership. No variation, modifications, or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by, and on behalf of, such parties.

Section 8.04 - Waiver

      No consent or waiver, expressed or implied, by and Partner to or of any breach or default by the other in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of the act or failure to act of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

Section 8.05 - Severability

      If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be effected thereby and shall be enforced to the greatest extent permitted by law.

Section 8.06 - Binding Agreement

      Subject to the restrictions on transfers and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective legal representatives, successors and assign. Whenever, in this Agreement a reference is made to any party or Partner is made, such reference shall be deemed to include a reference to the legal representatives, successors and assigns of such party or Partner.

Section 8.07 - Miscellaneous

      a. Financial Assets. As soon as reasonably practicable after the end of each fiscal year, but not later than 45 days following the close of such fiscal year, each Partner shall be furnished with a copy of a balance sheet of the Partnership as of the last day of such fiscal year and statements of income or loss, source and application of funds, and cash flow of the Partnership for such year, and a statement showing the amounts allocated to or allocated against such Partner pursuant to the Agreement during or in respect of such year, and any items of income, deduction, credit or loss allocated to such Partner for purposes of the Internal Revenue Code of 1954, as amended, and any applicable state or local income tax laws.

      b. Annual Reports. The financial statements provided for in this Agreement shall be accompanied by a report in reasonable detail, containing a description of activities of the Partnership during such year. Such report shall set forth the distributions to the Partners during such year and shall separately identify distributions from (i) cash flow from operations during the year, (ii) cash flow from prior periods and (iii) proceeds from any financing or disposition of Partnership assets.

      c. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

      d. Banking. All funds of the Partnership shall be initially deposited in a separate bank account or accounts or in an account or accounts of a savings and loan association as shall be determined by the General Partners, but such funds may be invested in any manner as determined by the General Partners, consistent with their obligations under this Agreement.

      e. Tax Election. Upon the transfer of an interest in the Partnership or in the event of a distribution of the Partnership's property, the Partnership shall elect pursuant to Section 754 of the Internal Revenue Code of 1954, as amended, to adjust the basis of the Partnership's property as allowed by Sections 734(b) and 743(b) thereof.

      f. Tax Returns. The General Partners shall, for each fiscal year, file on behalf of the Partnership a Partnership return within the time prescribed by law (including any extensions) for such filing. The General Partners shall also file on behalf of the Partnership such state and/or city income tax returns as may be required by law. The Schedule K-1, Form 1065 for each taxable year shall be supplied to each Partner by March 1st of the following year.

      IN WITNESS WHEREOF, this Agreement is executed effective as of the date set forth herein above.


BELZ INVESTMENT COMPANY, INC.                PACE PRODUCTIONS, INC.


BY:  /s/ Jack A. Belz                        BY:  /s/ Allan J. Becker
     --------------------------                   --------------------------
     Jack A. Belz, President                      Allan J. Becker, President


     /s/ Martin S. Belz
     --------------------------
     Martin S. Belz